

<ARTICLE>                     5
<LEGEND>
         THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM
         FORM 10-K AND IS QUALIFIED IN ITS ENTITY BY REFERENCE TO SUCH FINANCIAL
         STATEMENTS.
</LEGEND>
<CIK>                         0001013021
<NAME>                        COINMACH LAUNDRY CORPORATION
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. DOLLARS

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                              MAR-31-2000
<PERIOD-START>                                 APR-01-1999
<PERIOD-END>                                   MAR-31-2000
<EXCHANGE-RATE>                                1
<CASH>                                         23,174
<SECURITIES>                                   0
<RECEIVABLES>                                  10,206
<ALLOWANCES>                                   0
<INVENTORY>                                    17,770
<CURRENT-ASSETS>                               0
<PP&E>                                         416,803
<DEPRECIATION>                                 (179,643)
<TOTAL-ASSETS>                                 876,173     <F1>
<CURRENT-LIABILITIES>                          0
<BONDS>                                        691,858     <F2>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       105,158
<OTHER-SE>                                     (72,837)
<TOTAL-LIABILITY-AND-EQUITY>                   876,173     <F3>
<SALES>                                        0
<TOTAL-REVENUES>                               527,079
<CGS>                                          0
<TOTAL-COSTS>                                  349,925
<OTHER-EXPENSES>                               132,226     <F4>
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             67,326
<INCOME-PRETAX>                                (22,398)
<INCOME-TAX>                                   (5,809)     <F5>
<INCOME-CONTINUING>                            (16,589)
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   (16,589)    <F6>
<EPS-BASIC>                                    (1.26)
<EPS-DILUTED>                                  (1.26)



<F1>
TOTAL ASSETS: Includes Advance Location Payments of $77,212, Contract Rights of $384,680 and goodwill of $101,253, each net of accumulated amortization at March 31,2000.
<F2>
BONDS: Includes $296,655 of 11-3/4 senior notes, as well as debt outstanding under a credit facility of $382,020 at March 31, 2000.
<F3>
TOTAL LIABILITIES: Includes Accrued Rental Payments of $28,445 and Accrued Interest of $15,786 at March 31, 2000.
<F4>
OTHER EXPENSES: Includes stock based compensation charges of $783 for the year ended March 31, 2000.
<F5>
INCOME TAX: The provision (benefit) for income taxes consists of $1,743 currently payable and ($7,552) deferred, for the year ended March 31, 2000.
<F6>
NET INCOME: In addition, EBITDA of $168,713 (earnings before interest, income taxes, depreciation and amortization) before the deduction for stock-based compensation charge was generated for the reported period. EBITDA is a meaningful measure of a company's ability to service debt.
